UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2020

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2020, FTS International, Inc. (the “Company”), FTS International Services, LLC, and FTS International Manufacturing, LLC (collectively with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with (i) certain holders (the “Consenting Noteholders”) of the Company’s 6.25% senior secured notes due May 1, 2022 (the “Secured Notes”) and (ii) certain lenders (together with the Consenting Noteholders, the “Consenting Creditors”) under that certain credit agreement, dated as of April 16, 2014, by and among the Company, the lenders party thereto and Wilmington Savings Fund Society, FSB, as successor administrative agent, as amended, restated, amended and restated, modified, or supplemented from time to time (the “Term Loan Agreement”). The Restructuring Support Agreement contemplates agreed-upon terms for a pre-packaged financial restructuring plan (the “Plan”).  Capitalized terms used but not otherwise defined in this Item 1.01 of this Current Report on Form 8-K have the meanings given to them in the Restructuring Support Agreement.

The Consenting Creditors as of the Agreement Effective Date represent approximately 64% of combined outstanding principal amount of Secured Notes and loans under the Term Loan Agreement. Any holder of Secured Notes or any lender under the Term Loan Agreement that is able to make the representation and warranties in the Restructuring Support Agreement may become a Consenting Creditor by executing a joinder to the Restructuring Support Agreement at any time after the Agreement Effective Date.

Under the Restructuring Support Agreement, the Consenting Creditors have agreed, subject to certain terms and conditions, to support a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to cases commenced under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) to implement the Plan.

The Plan will be implemented in accordance with the restructuring term sheet attached to and incorporated into the Restructuring Support Agreement (the “Term Sheet”) (such transactions described in, and in accordance with the Restructuring Support Agreement and the Term Sheet, the “Restructuring Transactions”) which, among other things, contemplates:

•	payment of a cash premium to the Consenting Creditors on the Agreement Effective Date in an amount equal to 3% of the principal amount of the Secured Notes and loans under the Term Loan Agreement held by the applicable Consenting Creditor;

•	consent to the Company’s use of cash collateral to fund the Chapter 11 Cases consistent with the terms set forth in the Term Sheet and as otherwise acceptable to the Required Consenting Noteholders;

•	on the Plan Effective Date, the reorganized Company Parties may enter into a revolving exit facility on terms acceptable to the Required Consenting Creditors;

•	holders of the Senior Notes and lenders under the Term Loan Agreement receiving a pro rata portion of (i) cash consideration consisting of $30.66 million in cash plus any amounts received by the Company in the Equity Rights Offering (as defined in the Term Sheet), and (ii) 90.1% of the equity in the reorganized Company (the “New Equity”), minus any New Equity issued in the Equity Rights Offering, subject to dilution by a new management incentive plan (the “MIP”) and the New Warrants (as defined below);

•	all general unsecured claims will be paid in full or otherwise provided such treatment as to render them unimpaired;

•	at the option of the reorganized Company Parties, intercompany claims and intercompany interests will be either reinstated or cancelled and released without any distribution; and

•	Holders of the Company’s existing equity interests receiving a pro rata portion of (i) 9.9% of the New Equity, subject to dilution by the MIP and the New Warrants, (ii) warrants on the terms set forth in the Term Sheet (the “New Warrants”), and (iii) the right to participate in the Equity Rights Offering.

The Restructuring Support Agreement contains certain covenants on the part of each of the Company Parties and the Consenting Creditors, including limitations on the parties’ ability to pursue alternative transactions (subject to customary provisions regarding the ability of the Company’s board of directors to satisfy its fiduciary duties), commitments by the Consenting Creditors to vote in favor of the Plan and commitments by the Company Parties and the Consenting Creditors to negotiate in good faith to finalize the documents and agreements contemplated by and required to implement the Plan. The Restructuring Support Agreement also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Restructuring Support Agreement.

The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company or the Company Parties. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, including the Term Sheet attached thereto, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Press Release

On August 24, 2020, the Company issued a press release announcing entry into the Restructuring Support Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Cleansing Materials

The Company previously entered into confidentiality agreements (collectively, the “NDAs”) with the Consenting Creditors. Pursuant to the NDAs, the Company has agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting Creditors (the “Cleansing Material”), upon the occurrence of certain events as set forth in the NDAs. A copy of the Cleansing Material is attached to this Form 8-K as Exhibit 99.2.

The foregoing information included in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements identified by words such as “could,” “should,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to satisfy the Solicitation Condition; consummation of the Restructuring Transactions; the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to negotiate, develop, confirm and consummate the Plan; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; • increased levels of employee attrition during the Chapter 11 Cases; further declines in domestic spending by the onshore oil and natural gas industry; continued volatility in oil and natural gas prices; the effect of a loss of, financial distress of, or decline in activity levels of, one or more significant customers; actions of the Organization of the Petroleum Exporting Countries, or OPEC, its members and other state-controlled oil companies relating to oil price and production controls; the Company’s inability to employ a sufficient number of key employees, technical personnel and other skilled or qualified workers; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; the availability of water resources, suitable proppant and chemicals in sufficient quantities and pricing for use in hydraulic fracturing fluids; uncertainty in capital and commodities markets and the ability of oil and natural gas producers to raise equity capital and debt financing; the Company’s ability to manage the maturities of its Term Loan Agreement and Secured Notes; ongoing and potential securities litigation and other litigation and legal proceedings, including arbitration proceedings and the Company’s dispute with Covia Holdings Corporation regarding a terminated supply agreement; the Company’s ability to participate in consolidation opportunities within its industry; the ability to successfully manage the economic and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns, including the COVID-19 pandemic; the ultimate geographic spread, duration and severity of the COVID-19 outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain such outbreak or treat its impact ; the ultimate duration and impact of geopolitical events that adversely affect the price of oil, including the Saudi-Russia price war earlier this year; and a deterioration in general economic conditions or a weakening of the broader energy industry. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s filings with the SEC. The risk factors and other factors noted in the Company’s filings with the SEC could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Restructuring Support Agreement, dated August 22, 2020

99.1	Press Release, dated August 24, 2020

99.2	Cleansing Material

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
Name:	Jennifer Keefe
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: August 24, 2020